UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2008
(Date of earliest event reported)

PETROSEARCH ENERGY CORPORATION
(Exact name of small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

1311
(Primary Standard Industrial
Classification Code)

675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principle executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

ITEM 5.02    COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

We entered into an extension to Employment Agreement with our Chief Operating Officer, Wayne Beninger, effective April 1, 2008 (the “Beninger Extension Agreement”).  The Beninger Extension Agreement provided for the extension of Mr. Beninger’s existing Employment Agreement for an additional term of one (1) year, such that the expiration of the term of the Employment Agreement now shall be April 30, 2009.  The extension of the term of the Employment Agreement represented the only change thereto and the Employment Agreement continues to provide for an annual base salary of $250,000.

We entered into an extension to Employment Agreement with our Chief Financial Officer, David Collins, effective April 1, 2008 (the “Collins Extension Agreement”).  The Collins Extension Agreement provided for the extension of Mr. Collins’ existing Employment Agreement for an additional term of one (1) year, such that the expiration of the term of the Employment Agreement now shall be April 30, 2009.  The extension of the term of the Employment Agreement represented the only change thereto and the Employment Agreement continues to provide for an annual base salary of $215,000.

Each of the Employment Agreements for Messrs. Beninger and Collins provide for termination by the Company “for cause” without severance benefits payable to the employee.  Each agreement also provides for severance compensation payable to the employee which payments vary in length and amount, depending upon the triggering event.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits:

10.1	Extension to Employment Agreement - Wayne Beninger
10.2	Extension to Employment Agreement - David Collins

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSEARCH ENERGY CORPORATION
Date: April 1, 2008
	By:	/s/ Richard D. Dole
Richard D. Dole
Chief Executive Officer and President